                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                             Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement

[_] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                       LEARNING TREE INTERNATIONAL, INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

                       Learning Tree International, Inc.
                           6053 W. Century Boulevard
                         Los Angeles, California 90045



                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                      To Be Held on Friday, March 2, 2001



     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the "Annual Meeting") of Learning Tree International, Inc. (the "Company") will be held at the Sheraton Gateway Hotel, 6101 West Century Boulevard, Los Angeles, California 90045 on Friday, March 2, 2001, at 10:00 a.m. local time for the following purposes as more fully described in the accompanying Proxy Statement:

     1.   To elect three Class III directors for a term of three years.

     2. To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

     The Board of Directors has fixed the close of business on January 19, 2001 as the record date for determining the stockholders entitled to notice of and to vote at the Annual Meeting or at any adjournment thereof. Only stockholders at the close of business on the record date are entitled to vote at the Annual Meeting.

     Accompanying this Notice are a Proxy and Proxy Statement. If you will not be able to attend the Annual Meeting to vote in person, you may vote your shares by completing and returning the accompanying proxy card or by voting electronically via the Internet or by telephone. To vote by mail, please complete, sign and date the accompanying proxy and return it promptly in the enclosed postage paid envelope. The proxy may be revoked at any time prior to its exercise at the Annual Meeting.

                               By Order of the Board of Directors,

                               /s/ DAVID C. COLLINS

                               David C. Collins, Ph.D.
                               Chairman of the Board and Chief Executive Officer

January 24, 2001

                       LEARNING TREE INTERNATIONAL, INC.
                         6053 West Century Boulevard
                         Los Angeles, California 90045


                                PROXY STATEMENT

                                 INTRODUCTION

     This Proxy Statement is furnished to the stockholders of Learning Tree International, Inc., a Delaware corporation (the "Company"), in connection with the solicitation of proxies by and on behalf of the Board of Directors of the Company. The proxies solicited hereby are to be voted at the Annual Meeting of the Stockholders of the Company to be held at the Sheraton Gateway Hotel, 6101 West Century Boulevard, Los Angeles, California 90045 on March 2, 2001 at 10:00 a.m. Pacific Standard Time and at any and all adjournments thereof (the "Annual Meeting").

     At the Annual Meeting, stockholders will be asked to consider and vote upon the following proposals:

     1.   To elect three Class III directors for a term of three years.

     2. To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

     A form of proxy is enclosed for your use. The shares represented by each properly executed unrevoked proxy will be voted as directed by the stockholder executing the proxy. If no direction is made, the shares represented by each properly executed unrevoked proxy will be voted "FOR" the election of management's nominees for the Board of Directors. With respect to any other item of business that may come before the Annual Meeting, the proxy holders will vote the proxy in accordance with their best judgment.

     Any proxy given may be revoked at any time prior to its exercise by filing, with the Secretary of the Company, an instrument revoking such proxy or by the filing of a duly executed proxy bearing a later date. Any stockholder present at the meeting who has given a proxy may withdraw it and vote his or her shares in person if such stockholder so desires.

     It is contemplated that the solicitation of proxies will be made primarily by mail. Should it, however, appear desirable to do so in order to ensure adequate representation of shares at the Annual Meeting, officers, agents and employees of the Company may communicate with stockholders, banks, brokerage houses and others by telephone, in person or otherwise to request that proxies be furnished. All expenses incurred in connection with this solicitation will be borne by the Company. In following-up the original solicitation of proxies by mail, the Company may make arrangements with brokerage houses and other custodians, nominees and fiduciaries to send proxies and proxy material to the beneficial owners of the shares eligible to vote at the Annual Meeting and will reimburse them for their expenses in so doing. The Company has no present plans to hire special employees or paid solicitors to assist in obtaining proxies, but reserves the option of doing so if it should appear that a quorum otherwise might not be obtained. This Proxy Statement and the accompanying form of proxy are first being mailed to stockholders on or about January 26, 2001.

                 VOTING SECURITIES AND PRINCIPAL SHAREHOLDERS

Outstanding Shares; Record Date

     Only holders of record of the Company's voting securities at the close of business on January 19, 2001, (the "Record Date") are entitled to notice of and to vote at the Annual Meeting and any adjournments thereof. As of the Record Date, the Company had issued and outstanding, 21,738,788 shares of the Company's Common Stock, the holders of which are entitled to vote at the Annual Meeting. Each share of Common Stock that was issued and outstanding as of the Record Date is entitled to one vote at the Annual Meeting.

     The presence, in person or by proxy, of stockholders entitled to cast at least a majority of the votes entitled to be cast by all stockholders will constitute a quorum for the transaction of business at the Annual Meeting.

Security Ownership of Certain Beneficial Owners and Management

     The following table sets forth the beneficial ownership of the Common Stock of the Company as of January 19, 2001 by (i) each person or entity known by the Company to own beneficially more than 5% of the outstanding Common Stock, (ii) each of the Company's directors, (iii) each of the persons named in the Summary Compensation Table and (iv) all directors and executive officers as a group. Except as otherwise noted, the persons or entities named have sole voting and investment power with respect to all shares shown as beneficially owned by them.

                                                                                         Common Stock /(1)/
                                                                          ------------------------------------------------
                                                                                 Number of                   Percent of
     Name and Address of Owner                                                    Shares                       Class
     -------------------------                                            ----------------------     ---------------------
     David C. Collins/(1)(2)(3)(4)/.................................              4,309,610                   19.8%
     Eric R. Garen/(2)(5)/..........................................              3,695,030                   17.0%
     Gary R. Wright/(1)/............................................                283,500                    1.3%
     Mary C. Adams/(1)(3)(4)/.......................................              4,309,610                   19.8%
     James E. Furlan/(1)/...........................................                120,833                       *
     Alan B. Salisbury/(1)/.........................................                 87,115                       *
     W. Matthew Juechter............................................                 29,760                       *
     Michael W. Kane................................................                  8,268                       *
     Theodore E. Guth/(1)(6)/.......................................              1,363,758                    6.3%
     All directors and executive officers as a group (9) /(7)/......              8,541,616                   39.0%

_________________

*     Less than 1%

Note: Based upon review of 13G filings, there were no other 5% or more holders of Learning Tree Common Stock as of January 19, 2001.

(1) For purposes of this table, a person or group of persons is deemed to have "beneficial ownership" of any shares that such person or group has the right to acquire within 60 days after the date as of which information in this table is provided. For purposes of computing the percentage of outstanding shares held by each person or group on that date, such shares are deemed to be outstanding, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person. The number of shares in this table includes 9,000 shares each for Mr. Wright and Dr. Salisbury, 27,000 shares for Ms. Adams, 120,833 shares for Mr. Furlan and 7,500 shares for Mr. Guth, which may be issued upon the exercise of vested options that they hold.
(2) Dr. Collins is the Chairman of the Board of Directors and Chief Executive Officer of the Company and Mr. Garen is the President and a director of the Company. The address of these individuals is Learning Tree International, Inc., 6053 West Century Boulevard, Los Angeles, California 90045-0028.
(3) Dr. Collins' shares include 224,640 shares and options owned by Ms. Adams. Ms. Adams shares include 1,471,650 shares owned by Dr. Collins. David C. Collins and Mary C. Adams are married but disclaim beneficial ownership of each other's shares.
(4) Includes 198,320 shares owned by the Collins Family Foundation. The directors of the Collins Family Foundation are David C. Collins and Mary C. Adams; however, they disclaim beneficial ownership of these shares. Also includes 215,000 shares owned by The Pegasus Foundation, of which David C. Collins and Mary C. Adams are a minority of the trustees and they disclaim beneficial ownership, and 2,200,000 shares owned by DCMA Holdings LP.
     David C. Collins and Mary C. Adams are the general partners of DCMA Holdings LP.
(5) Includes 270,380 shares owned by the Garen Family Foundation. Mr. Garen is a trustee of the Garen Family Foundation; however, he disclaims beneficial ownership of these shares. Also includes 1,356,258 shares held by certain trusts (546,672 shares held by the Garen Children's Trust, 127,225 shares held by the Nancy Garen 1999 Annuity Trust, 127,225 shares held by the Eric
     R. Garen 1999 Annuity Trust, 196,068 shares held by the Nancy Garen 1999 Annuity Trust-2, 196,068 shares held by the Eric R. Garen 1999 Annuity Trust-2, and 163,000 shares held by the Garen Dynasty Trust) as to which Mr. Garen lacks voting and disposition power and as to which he disclaims beneficial ownership. See footnote 6.

(6) Mr. Guth has sole voting and disposition power, as Trustee, of the 546,672 shares held by the Garen Children's Trust, 127,225 shares held by the Nancy Garen 1999 Annuity Trust, 127,225 shares held by the Eric R. Garen 1999 Annuity Trust, 196,068 shares held by the Nancy Garen 1999 Annuity Trust-2, 196,068 shares held by the Eric R. Garen 1999 Annuity Trust-2, and the 163,000 shares held by the Garen Dynasty Trust. See Footnote 5. Mr. Guth also holds, in his own name and not as Trustee, options to purchase from the Company 12,500 shares of Common Stock, of which 7,500 shares are vested. Mr. Guth's address is Guth|Christopher LLP, 10866 Wilshire Boulevard, Suite 1250, Los Angeles, California 90024.
(7) As described in Footnotes 3, 4, 5 and 6, certain of the shares have been listed for more than one of the named individuals. This total reflects the total number of shares owned by the director and officer group as a whole, eliminating the shares attributed to more than one individual.

                      PROPOSAL 1: ELECTION OF DIRECTORS

     The Company's Board of Directors has nine members and is divided into three classes, Class I, Class II and Class III. The current terms of the Class III directors expire at the Annual Meeting to be held this year; the terms of the Class I directors will expire at the annual meeting of stockholders to be held in 2002; and the terms of the Class II directors will expire at the annual meeting of stockholders to be held in 2003. The Class III directors are to be elected at the Annual Meeting for three-year terms expiring in 2004. At each subsequent annual meeting of the stockholders, directors will be elected for a full three-year term to succeed the directors whose terms are then to expire.

Information Concerning Nominees and Other Directors

           Name                                       Age        Position with the Company
      ----------------------------------------    ---------    ----------------------------------------
        Class I Directors - Present Term
          Expires in 2002.
        W. Mathew Juechter....................        67         Director
        Alan B. Salisbury.....................        63         Director
        Theodore E. Guth......................        46         Director

        Class II Directors - Present Term
          Expires in 2003.
        Michael W. Kane.......................        49         Director
        Mary C. Adams.........................        45         Vice President Administration and
                                                                   Investor Relations, Assistant
                                                                   Secretary, and Director
        James E. Furlan.......................        50         Chief Operating Officer and Director


        Class III Directors - Nominees for
          Election to Terms Expiring in 2004.
        David C. Collins......................        60         Chairman of the Board of Directors
                                                                   and Chief Executive Officer
        Eric R. Garen.........................        53         President and Director
        Gary R. Wright........................        43         Chief Financial Officer, Secretary,
                                                                   and Director


     Dr. Collins, a co-founder of the Company, has been Chairman of the Board and Chief Executive Officer since the Company's business began in 1974. Dr. Collins has a Bachelor of Science degree (with distinction) in Electrical Engineering from Stanford University, and Masters and Ph.D. degrees in Electrical Engineering from the University of Southern California.

     Mr. Garen, a co-founder of the Company, has served as Executive Vice President and as President of the Company since the Company's business began in 1974. Mr. Garen holds a Bachelor of Science degree in Electrical Engineering from the California Institute of Technology and a Masters degree in Computer Science from the University of Southern California, earning both degrees with honors.

     Mr. Wright has been Chief Financial Officer of the Company since January 1995, and from January 1990 to that time he was Corporate Controller of the Company. From April 1983 to January 1990, Mr. Wright was employed by The Flying Tiger Line Inc. and its parent company, Tiger International, Inc., a publicly-held transportation company, where he held a variety of financial executive positions, including Assistant Controller and Director of Financial Reporting. Prior to April 1983, Mr. Wright worked at the public accounting firm of Arthur Andersen LLP. Mr. Wright is a certified public accountant. Mr. Wright became a Director of the Company in December 1999.

     Mr. Juechter has been a director of the Company since June 1987. He is President and Chief Executive Officer of IRA, Inc., a management consulting company that works primarily in the areas of strategy, structure and executive development. From 1991 to 1999, he was Chief Executive Officer of ARC International Ltd., a management consulting and training company. From 1986 to 1991, Mr. Juechter was Managing Director of IRA, Inc. in St. Paul, Minnesota. Mr. Juechter served as President and Chief Executive Officer of Wilson Learning Corp., a multi-national training organization, from 1977 to 1986. From 1989 to 1997, he was President of the Board of Governors of the American Society for Training and Development (ASTD). Mr. Juechter is a graduate of Boston University and Harvard Business School.

     Dr. Salisbury is an independent management consultant in the information technology field. He retired from Learning Tree in 1999, where he had served as President and General Manager, and later Chairman, of Learning Tree International USA, Inc., the Company's operating subsidiary in the United States, since April 1993. From 1991 until he joined the Company, Dr. Salisbury was Chief Operating Officer of Microelectronics and Computer Technology Corporation (MCC), an organization involved in the research and development of IT products located in Austin, Texas. From 1987 to 1991, he was President of the Contel Technology Center, the research and development group of Contel Corp, an independent telephone company located in Chantilly, Virginia. Dr. Salisbury is a director of Sybase, Inc., an enterprise software vendor, and chairman of Avilar Technologies, an eLearning infrastructure and services provider. The author of numerous books and articles related to information technology and education, Dr. Salisbury served in the United States Army from 1958 to 1987, when he retired as Commanding General of the U.S. Army Information Systems Engineering Command. He holds a Bachelor of Science degree, with distinction, from the U.S. Military Academy, and Masters and Ph.D. degrees in Electrical Engineering and Computer Science from Stanford University.

     Mr. Guth has served as a director of the Company since March 1999. He is a partner at Guth|Christopher LLP, a law firm he co-founded in 1997. Mr. Guth was previously a partner at the law firm of Irell & Manella LLP from 1985 to 1993 and from 1995 to 1997. From 1993 to 1995, he was the President of Dabney/Resnick, Inc., a 100-person investment banking and brokerage firm. Mr. Guth was a full-time professor at the UCLA School of Law from 1981 to 1983. He holds a JD from Yale Law School and a Bachelor of Science degree from the University of Notre Dame (summa cum laude, Phi Beta Kappa).

     Dr. Kane has served as a director of the Company since February 1995. Since 1991, he has been President and Chief Executive Officer of M. Kane & Company, Inc., an investment banking firm focusing primarily on technology companies. From 1987 to 1988, he was an investment banker with L.F. Rothschild & Co., Inc. and from 1988 to 1991 he was an investment banker with Oppenheimer & Co., Inc. From 1984 to 1987, Dr. Kane practiced primarily corporate and securities law with the law firm of Irell & Manella LLP and, prior to that, he was a Project Leader in the Systems Sciences Department of The Rand Corporation and an independent consultant to the satellite telecommunications industry. Dr. Kane has a Bachelor of Arts degree in Political Science from the University of Wisconsin-Madison and a Master's degree in International Relations, a Ph.D. degree in Political Science and a J.D. degree from the University of California, Los Angeles.

     Ms. Adams has served as Vice President, Administration and Investor Relations since September 1995. She began her association with the Company in September 1975 and has held a variety of key positions in the Company. Ms. Adams is also the President of Advanced Technology Marketing, Inc., a wholly owned subsidiary of the Company. Ms. Adams became a Director of the Company in December 1999.

     Mr. Furlan joined the Company in February 1999 as Chief Operating Officer. Prior to joining the Company, Mr. Furlan was employed by the Xerox Corporation from July 1974 to February 1999. From 1991 to 1999, Mr. Furlan was Vice President, General Manager of various Xerox business units, the most recent being Distributed Printing and Publishing Systems. Prior to these positions, he held a series of senior management positions in sales, marketing, finance and strategic planning in Xerox's printer and copier divisions. Mr. Furlan holds a Bachelor of Science degree in engineering and a Master of Business Administration from the University of Illinois. Mr. Furlan became a Director of the Company in August 1999.

     David C. Collins and Mary C. Adams are married. There are no other family relationships among any of the directors or executive officers of the Company.

     The shares of each properly executed unrevoked proxy will be voted FOR the election of all of the above named nominees unless the stockholder executing such proxy indicates that the proxy shall not be voted for all or any one of the nominees. All of the nominees have indicated a willingness to serve as directors, but if any of them should decline or be unable to act as a director, the proxy holders will vote for the election of another person or persons as the Board of Directors recommends.

Board Meetings and Committees

     The Board of Directors held four meetings during the fiscal year ended September 30, 2000. The Board of Directors has three standing committees: the Audit Committee, the Compensation Committee and the Options Committee. Each incumbent director attended at least 75% of the aggregate of the number of meetings of the Board and meetings of committees of the Board on which he served during the 2000 fiscal year.

     The Audit Committee currently comprises Dr. Kane and Mr. Juechter. Although Mr. Jucheter meets the standards for director "independence" adopted by the NASD, Dr. Kane may not because of the services he has provided to the Company as an investment banker during the past fiscal year (see "Certain Transactions"). However, the Board believes that his experience and knowledge has been and will be helpful on the Audit Committee until additional "independent" directors have been added to the Board. The Board intends to seek additional directors who meet the NASD standard for independence to replace Dr. Kane on the Audit Committee subsequent to the Annual Meeting. Until August 9, 2000, Dr. Collins served as a member of the Audit Committee.

     The principal functions of the Audit Committee are to review the plan and results of the Company's independent audit with the Company's independent auditors and management, to review the Company's systems of internal control, and to recommend the engagement or the discharging of the Company's independent auditors. The Company's Board of Directors has adopted a written charter for the Audit Committee (see Appendix A). The Audit Committee met two times during the 2000 fiscal year. The material in this paragraph shall not be deemed to be incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act, or under the Exchange Act, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed soliciting material or filed under such acts.

     The Compensation Committee comprises Dr. Collins, Dr. Kane and Mr. Juechter. The principal functions of the Compensation Committee are to (a) review and make recommendations to the Company's Board of Directors with respect to the direct and indirect compensation and employee benefits of the Chairman, President and other elected officers of the Company, (b) review, administer and make recommendations to the Company's Board of Directors with respect to any incentive plans and bonus plans that include elected officers and (c) review the Company's policies relating to the compensation of senior management and other employees. In addition, the Compensation Committee reviews management's long-range planning for executive development and succession, establishes and periodically reviews policies on perquisites and performs certain other review functions relating to management compensation and employee relations policies. The Compensation Committee met one time during the 2000 fiscal year.

     The Options Committee is comprised of Dr. Collins and Mr. Garen. The functions of the Options Committee include addressing matters relating to the Company's stock option plans and making grants and recommendations to the Board of Directors as to grants of stock options. The Options Committee held five meetings during the 2000 fiscal year.

     The Board of Directors does not have a standing Nominating Committee. However, the Board has appointed a special Nominating Committee consisting of Dr. Collins and Messrs. Garen and Guth to consider the composition of the Board in connection with the NASD independence requirements scheduled to become effective this year. The special Nominating Committee will consider nominees recommended by securities holders, and names may be submitted in writing to the Secretary of the Company.


Compensation of Directors

     No director who is an employee of the Company is compensated for service as a member of the Board of Directors or for service on any committee of the Board of Directors. Compensation for non-employee directors (other than committee chairpersons) consists of a monthly retainer of $1,000. Compensation for non-employee chairpersons of committees consists of an annual retainer of $3,000. Compensation for all non-employee directors also consists of a $500 fee for each Board meeting and a $250 fee for each Committee meeting attended. Directors are reimbursed for travel and out-of-pocket expenses incurred on behalf of the Company.

Quorum; Vote Required

     Directors will be elected by a plurality of the votes cast. Only votes cast for a nominee will be counted, except that each properly executed unrevoked proxy will be voted for the three management nominees for the Board of Directors in the absence of instructions to the contrary. Abstentions, broker non-votes and instructions on a proxy to withhold authority to vote for one or more of such nominees will result in the respective nominees receiving fewer votes.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE ABOVE-NAMED NOMINEES.

                            EXECUTIVE COMPENSATION

     The following table sets forth certain information with respect to compensation for a) the Company's Chief Executive Officer, b) the four most highly compensated executive officers of the Company as of the end of the last completed fiscal year and, c) up to two additional executive officers who would have been included in the top four but they were not serving as an executive officer at year-end. All listed officers had annual compensation in excess of $100,000 during the fiscal years ended September 30, 2000, 1999 and 1998:

Summary Compensation Table

                                                                                                   Long Term
                                                   Fiscal          Annual Compensation/(1)/       Compensation        All Other
                                                               -------------------------------
   Name and Principal Position                     Year         Salary          Incentive/(2)/      Options       Compensation/(3)/
   ---------------------------------------    --------------   ------------    ---------------   --------------   -----------------
   David C. Collins                                2000          $400,000         $794,239               --            $ 7,244
    Chairman of the Board of Directors and         1999          $310,000         $223,657               --            $ 6,162
     Chief Executive Officer                       1998          $310,000         $ 32,001               --            $ 8,289

   Eric R. Garen /(4)/                             2000          $325,000         $425,000               --            $ 7,829
    President and Director                         1999          $310,000         $223,657               --            $ 7,310
                                                   1998          $310,000         $ 32,001               --            $ 6,930

   Gary R. Wright                                  2000          $210,000         $204,796               --            $ 8,058
    Chief Financial Officer, Secretary, and        1999          $200,000         $ 60,841               --            $ 8,567
     Director                                      1998          $176,000         $  6,600               --            $ 7,395

   Mary C. Adams                                   2000          $200,000         $158,848               --            $ 7,626
    Vice President--Administration and             1999          $188,000         $ 57,895               --            $ 7,743
     Investor Relations, Assistant                 1998          $168,000         $  7,403           20,000            $ 7,076
     Secretary and Director

   James E. Furlan /(5)/                           2000          $255,800         $325,055               --            $10,250
    Chief Operating Officer and Director           1999          $145,833         $ 71,856          275,000            $ 3,750

____________

(1) Certain of the Company's executive officers receive personal benefits in addition to salary and cash bonuses. The aggregate amount of such personal benefits, however, does not exceed the lesser of $50,000 or 10% of the total of the annual salary and bonus reported for the named executive officers.
(2) The basic format for the incentive compensation has been in place for several years. The increases in fiscal 2000 were due to the significant improvement in the Company's performance as compared to fiscal 1999 and 1998.
(3) These amounts represent contributions made by the Company to a defined contribution plan.
(4) For fiscal 2000, Mr. Garen voluntarily limited the amount of incentive compensation which would have otherwise been payable under his compensation plan to $425,000.
(5)  Mr. Furlan joined the Company in February 1999.

Stock Option Plans

1995 Stock Option Plan
----------------------

     In September 1995, the Company adopted the 1995 Stock Option Plan (the "1995 Plan"), which provides for the issuance of incentive stock options within the meaning of Section 422 of the Code and non-qualified stock options to purchase an aggregate of up to 2,250,000 shares of the Common Stock of the Company. The 1995 Plan permits the grant of options to officers, employees and directors of the Company.

1999 Stock Option Plan
----------------------

     In March 1999, the Company adopted the 1999 Stock Option Plan (the "1999 Plan" and together with the 1995 Plan, the "Stock Option Plans"), which provides for the issuance of incentive stock options within the meaning of Section 422 of the Code and non-qualified stock options to purchase an aggregate of up to 1,500,000 shares of the Common Stock of the Company. The 1999 Plan permits the grant of options to officers, employees and directors of the Company.

Administration of the Stock Option Plans
----------------------------------------

     The Stock Option Plans are administered by a committee of the Board of Directors (the "Options Committee") composed of Dr. Collins and Mr. Garen, who are not eligible to participate in the Stock Option Plans. Each option is evidenced by written agreement in a form approved by the Options Committee. No options granted under either of the Stock Option Plans are transferable by the optionee other than by will or by the laws of descent and distribution, and each option is exercisable, during the lifetime of the optionee, only by the optionee.

     Under the Stock Option Plans, the exercise price of an incentive stock option must be at least equal to 100% of the fair market value of the Common Stock on the date of grant (110% of the fair market value in the case of options granted to employees who hold more than ten percent of the voting power of Company's capital stock on the date of grant). The exercise price of a non-qualified stock option must be not less than 75% of the fair market value of the Common Stock on the date of grant. For both incentive stock options and non-qualified stock options, the exercise price must not be less than the par value of a share of the Common Stock on the date of grant. The term of an incentive or non-qualified stock option is not to exceed ten years (five years in the case of an incentive stock option granted to a ten percent holder). The Options Committee has the discretion to determine the vesting schedule and the period required for full exercisability of stock options; however, in no event can the Options Committee shorten such period to less than six months. Upon exercise of any option granted under either of the Stock Option Plans, the exercise price may be paid in cash, and/or such other form of payment as may be permitted under the applicable option agreement, including, without limitation, previously owned shares of Common Stock.

Option Grants During Fiscal 2000
--------------------------------

     The Company granted approximately 448,000 options during fiscal 2000. No options were granted during fiscal 2000 to the executive officers named above.

Aggregated Option Exercises in Fiscal 2000 and Fiscal Year-End Option Values
----------------------------------------------------------------------------

     No options were exercised by the executive officers of the Company during fiscal 2000. The following table presents the number and value of exercisable and unexercisable options held by the executive officers named above, as of September 30, 2000:

                                                 Number of Securities
                                                Underlying Unexercised                           In-the-Money
                                                  Options at Fiscal                            Options at Fiscal
                                                       Year-End                                    Year-End
                                 -----------------------------------------------------------------------------------------
                                       Exercisable             Unexercisable        Exercisable         Unexercisable
                                       -----------             -------------        -----------         -------------
Name
-----------------------
David C. Collins/(1)/                       --                       --             $        --        $         --
Eric R. Garen/(1)/                          --                       --                      --                  --
Gary R. Wright                           6,750                    2,250                 154,969              51,656
Mary C. Adams                           19,750                   13,250                 455,094             312,531
James E. Furlan                         33,333                  241,667               1,366,653           9,908,347

___________________
(1)  Not eligible for option grants.

Other Employee Benefit Plans

     The Company has adopted the Learning Tree International 401(k) Plan (the "401(k) Plan"), which is intended to qualify under Section 401(k) of the Internal Revenue Code of 1986, as amended (the "Code"). Under Section 401(k) of the Code, contributions by employees or by the Company to the 401(k) Plan, and income earned on plan contributions, are not taxable to employees until withdrawn from the 401(k) Plan, and contributions by the Company will be deductible by the Company when made.

     All employees of the Company and its U.S. subsidiary who have attained 18 years of age and have met the plan's service requirements are eligible to participate in the 401(k) Plan. Each eligible employee may contribute to the 401(k) Plan, through payroll deductions, up to 15% of his or her salary, subject to statutory limitations. For fiscal 1998 through 2000, for each $1.00 invested by an employee, the Company contributed $0.75 up to four and one-half percent of such employee's salary. The 401(k) Plan permits, but does not require, additional contributions to the 401(k) Plan by the Company.

Employment Agreements

     Pursuant to an employment agreement dated as of October 1, 1995 (the "Collins Agreement"), David C. Collins is employed as Chairman of the Board and Chief Executive Officer of the Company. Pursuant to the Collins Agreement, Dr. Collins received an annual base salary and additional incentive compensation based upon the achievement of certain performance targets. In addition, Dr. Collins is entitled to reimbursement of reasonable travel and business entertainment expenses authorized by the Company, as well as certain fringe benefits. In the event of the termination of Dr. Collins' employment with the Company, Dr. Collins has agreed, for a period of one year after the termination, not to offer any service or product in competition with the Company, whether directly or indirectly, in any area served by the Company at the date of termination. On September 30, 1999, the Collins Agreement was renewed through September 30, 2002.

     Pursuant to an employment agreement dated as of October 1, 1995 (the "Garen Agreement"), Eric R. Garen is employed as President of the Company. Pursuant to the Garen Agreement, Mr. Garen received an annual base salary and additional incentive compensation based upon the achievement of certain performance targets. In addition, Mr. Garen is entitled to reimbursement of reasonable travel and business entertainment expenses authorized by the Company, as well as certain fringe benefits. In the event of the termination of Mr. Garen's employment with the Company, Mr. Garen has agreed, for a period of one year after the termination, not to offer any service or product in competition with the Company, whether directly or indirectly, in any area served by the Company at the date of termination. On September 25, 2000, the Garen Agreement was renewed through September 30, 2001.

     Pursuant to an employment agreement dated as of January 8, 1990, as amended (the "Wright Agreement"), Gary R. Wright is employed as Chief Financial Officer
of the Company.   Pursuant to the Wright Agreement, Mr. Wright received an
annual base salary, as well as incentive compensation. Upon termination of employment by the Company, Mr. Wright will receive severance compensation equal to three months' base salary plus one month's base salary per year of employment subsequent to January 16, 1995, not to exceed eight months' base salary in the aggregate. In addition, Mr. Wright has agreed, for a period of two years following the termination of the Wright Agreement, not to (i) solicit any of the Company's customers with whom he did business or was acquainted during the term of the Wright Agreement and (ii) disclose any information pertaining to the Company's customers or the contents of any mailing list prepared or used by the Company during or prior to the term of the Wright Agreement. The Wright Agreement is terminable by either party at any time.

     Pursuant to an employment agreement dated as of February 9, 1978, as amended (the "Adams Agreement"), Mary C. Adams is employed as Vice President Administration and Investor Relations of the Company. Pursuant to the Adams Agreement, Ms. Adams received an annual base salary, as well as incentive compensation. Upon termination of employment by the Company, Ms. Adams will receive severance compensation equal to three months' base salary plus one month's base salary per year of employment subsequent to October 1, 1993, not to exceed eight months' base salary in the aggregate. In addition, Ms. Adams has agreed, for a period of two years following the termination of the Adams Agreement, not to (i) solicit any of the Company's customers with whom she did business or was acquainted during the term of the Adams Agreement and (ii) disclose any information pertaining to the Company's customers or the contents of any mailing list prepared or used by the Company during or prior to the term of the Adams Agreement. The Adams Agreement is terminable by either party at any time.

     Pursuant to an employment agreement dated as of February 25, 1999, (the "Furlan Agreement"), James E. Furlan is employed as Chief Operating Officer of the Company for a period of three years. Pursuant to the Furlan Agreement, Mr. Furlan received an annual base salary, as well as incentive compensation. If the Company terminates his employment during the term of the Furlan Agreement, without Good Reason, Mr. Furlan will receive severance compensation. The severance compensation will be equal to one month's base salary plus $8,333 for each month remaining in the term of the Furlan Agreement, not to exceed twelve months nor be less than six months in the aggregate. In addition, Mr. Furlan has agreed, for a period of two years following the termination of the Furlan Agreement, not to (i) solicit any of the Company's customers with whom he did business or was acquainted during the term of the Furlan Agreement and (ii) disclose any information pertaining to the Company's customers or the contents of any mailing list prepared or used by the Company during or prior to the term of the Furlan Agreement. The Furlan Agreement is subject to extension upon mutual agreement with the Company and is terminable by either party at any time.

Stockholders Agreement

     Dr. Collins and Mr. Garen have entered into a Stockholders Agreement dated as of October 1, 1995 and amended as of October 23, 1995 (the "Stockholders Agreement"). The Stockholders Agreement provides that (i) the non-transferring stockholder shall have a right of first refusal with respect to any transfer that is not made to certain affiliates or pursuant to either an underwritten public offering or Rule 144 of the Securities Act (a "Restricted Transfer"); and
(ii) in addition to the foregoing restriction, no Restricted Transfer to any person or group involving more than five percent of the then outstanding Common Stock may be effected without the prior consent of the non-transferring stockholder.

                             CERTAIN TRANSACTIONS

     In September 2000, Dr. David Collins, the Company's Chief Executive Officer, Eric Garen, the Company's President, and certain of their related entities, sold an aggregate of 3,000,000 shares of Common Stock of the Company. In connection with the transaction, the Company made standard representations and warranties, and agreed to certain covenants (including the filing of a registration statement on Form S-3) which are typical in transactions of this type. As part of the transaction, the selling shareholders have agreed to reimburse the Company for all costs incurred by it in connection with the transaction or registration statement and to indemnify the Company against any claims based on or related to the transaction or the registration statement.

     During fiscal 2000, the Company paid $182,000 for legal services performed by Guth|Christopher LLP, a law firm in which Mr. Guth is a partner. During fiscal 2000, the Company paid $161,000 for financial consulting services to M. Kane & Company, Inc. Dr. Kane is the president of M. Kane & Company, Inc.

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Dr. Collins, who serves as Chairman of the Board and Chief Executive Officer of the Company, is a member of the Compensation Committee.

                     REPORT OF THE COMPENSATION COMMITTEE

Compensation Committee Report on Executive Compensation

     The Compensation Committee of the Board of Directors (the "Compensation Committee"), which is composed of the Company's Chairman and Chief Executive Officer and two independent outside directors, is responsible for overseeing and, as appropriate, making recommendations to the Board regarding, the annual salaries and other compensation of the officers of the Company, providing assistance and recommendations with respect to the compensation policies and practices of the Company and assisting with the administration of the Company's compensation plans. Stock option grants are made by the Options Committee, but are considered by the Compensation Committee in its compensation review.

Compensation Policy for Executive Officers
------------------------------------------

     In order to attract and retain well-qualified executives, which the Compensation Committee believes is crucial to the Company's success, the Compensation Committee's general approach to compensating executives is to pay cash salaries which are commensurate with the executives' experience and expertise and, where relevant, are comparable with the salaries paid to executives in competitive businesses. Consequently, except as described below as to Dr. Collins (and except in the case of Eric Garen, the Company's President, whose salary is determined under an employment contract identical to Dr. Collins' contract), base salaries for the Company's executives have been determined as part of the total compensation package by reference to such factors as salary history, competitive factors in the market, and relative merit. The Company has not employed any formal process for evaluating its base salaries, believing that the benefits would not be justified by the costs.

Fiscal 2000 Salary and Incentive Compensation of Chief Executive Officer and
----------------------------------------------------------------------------
Other Officers
--------------

     In the 2000 fiscal year, Dr. David Collins, the Company's Chief Executive Officer and Chairman of the Board of the Directors, received compensation under the terms of an Employment Agreement between the Company and Dr. Collins dated as of October 1, 1995 ("Collins Agreement"). The Collins Agreement provides that Dr. Collins shall receive a base salary of at least $300,000 and also entitles Dr. Collins to participate in an incentive plan each year, whereby he may receive an "on-target" incentive payment of at least $155,000 if certain specified performance criteria are met. As contemplated by the Collins Agreement, Dr. Collins received a base salary of $400,000, and the "on-target" incentive payment was set in fiscal 2000 at $250,000. The Compensation Committee evaluated the base salary and the "on-target" incentive payment and concurred, without the participation of Dr. Collins, in the formula for the incentive payment. The actual incentive compensation earned by Dr. Collins was $794,239. These amounts reflect the terms of the Collins Agreement.

     The basic format for the incentive compensation of Dr. Collins and other line executives has been in place for several years. The Regular Incentive pays a specified portion of the participant's salary based on the results for the year in three areas: (1) the "net income component" (weighted 60%), which provides a portion of the Regular Incentive based on the Company achieving a specified operating income (as defined by the plan), (2) the "revenue growth component" (weighted 25%), which provides a portion of the Regular Incentive based upon the Company achieving a specified growth in revenues over the prior year (as defined by the plan) and (3) the "quality component" (weighted 15%), which provides a portion of the Regular Incentive based upon the average rating of the Company's courses based upon reviews completed by course attendees (the target rating being based upon a desired improvement over the prior year's average rating). An executive can earn in excess of the targeted amount for any of these components if the applicable performance factor exceeds the budgeted or targeted level or no Regular Incentive if certain minimum standards are not met. Further, if the Company does not achieve 100% of the net income target, the revenue growth component which would have otherwise been payable will be reduced by multiplying this amount by the percentage of the operating income target actually achieved.

     For officers whose responsibilities are limited to particular business units of the Company, the criteria used relate directly to the financial and quality parameters attained by the units for which they are responsible. Non-line officers generally do not have any portion of their bonus determined by a "quality component", as they have no, or very attenuated, influence over course quality. At or around the beginning of each fiscal year, the budget for each area, and the targeted range of salary to be paid, are set for each individual. In addition, adjustments may be made in the case of any individual as warranted.

     The Compensation Committee has reviewed this plan and believes that it adequately focuses the officers of the Company on the Company's growth, profitability, and quality assurance. The Compensation Committee has reviewed the basic structure of the fiscal 2000 plan and used it as the basis for the 2001 compensation plan.

Equity Incentives
-----------------

     The Compensation Committee also believes that equity ownership by key executives provides a valuable incentive and further aligns executives' and stockholders' interests. The Company previously adopted the Stock Option Plans, pursuant to which the Company may grant stock options to executives (as well as other employees and directors) to purchase an aggregate of up to 3,750,000 shares of Common Stock. The Company granted no options to any of the above named executives in fiscal 2000. The Stock Option Plans are administered by the Stock Option Committee, which consists of Messrs. Collins and Garen.

     Messrs. Collins and Garen are not eligible to receive grants under the 1995 Option Plan or the 1999 Option Plan. The Compensation Committee believes that grants of options for additional equity would not have a measurable effect on the incentives provided to these officers in light of their significant current holdings of Common Stock, 19.8% and 17.0% respectively, of the total shares outstanding as of January 19, 2001. The Compensation Committee did not consider alternatives for equity based compensation.

Deductibility of Executive Compensation
---------------------------------------

     Section 162(m) of the Internal Revenue Code, as amended, could under certain circumstances result in limits on the Company's ability to deduct compensation of $1,000,000 paid to certain executive officers. Exceptions to this deductibility limit may be made for various forms of performance-based compensation. Based on the fiscal 2000 compensation levels and the terms of the incentive compensation plans, no such limits on the deductibility of compensation applied for any officer of the Company. While the Company has not adopted a policy specifically prohibiting compensation at a level that would limit deductions, the Compensation Committee does not currently anticipate any restrictions on the future deductibility of compensation for the Company's officers. However, the Compensation Committee will not necessarily limit executive compensation to that deductible under Section 162(m) of the Code.

January 10, 2001              COMPENSATION COMMITTEE

                              Michael W. Kane
                              W. Mathew Juechter
                              David C. Collins

                         REPORT OF THE AUDIT COMMITTEE

The material in this report shall not be deemed to be incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act, or under the Exchange Act, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed soliciting material or filed under such acts.

     The Audit Committee has reviewed and discussed the audited financial statements with management. In addition, the Audit Committee has discussed with the independent auditors the matters required to be discussed by Statements on Auditing Standards No. 61, "Communication With Audit Committees". The Audit Committee has also received the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees", and has discussed with the independent accountants the independent accountants' independence.

     Based upon the review and discussions referred to in the foregoing paragraph, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the last fiscal year for filing with the Commission.

January 23, 2001              AUDIT COMMITTEE

                              Michael W. Kane
                              W. Mathew Juechter

                           COMPANY STOCK PERFORMANCE

     The stock price performance graph below is required by the SEC and shall not be deemed to be incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act, or under the Exchange Act, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed soliciting material or filed under such acts.

     The following graph compares the cumulative total stockholder return on the Common Stock of the Company from the date of the Company's initial public offering (December 6, 1995) to September 30, 2000 with the cumulative total return on the NASDAQ Stock Market Composite Index and an appropriate "peer group" index (assuming the investment of $100 in the Company's Common Stock and in each of the indexes on the date of the Company's initial public offering, and reinvestment of all dividends).

                      [Learning Tree International, Inc.]
                            Stock Performance Graph

                             [GRAPH APPEARS HERE]

                    Nasdaq Stock                          Learning Tree
                      Exchange                            International,
                     Composite          Peer Group         Inc. Common
                       Index              Index               Stock
                    ------------        ----------        --------------
12/06/95                100                100                 100
12/31/95                 99                107                 130
03/31/96                104                149                 165
06/30/96                112                180                 256
09/30/96                116                185                 308
12/31/96                122                209                 369
03/31/97                115                179                 350
06/30/97                136                238                 555
09/30/97                159                273                 358
12/31/97                148                297                 361
03/31/98                173                320                 277
06/30/98                178                354                 252
09/30/98                160                257                 160
12/31/98                207                309                 113
03/31/99                232                286                 125
06/30/99                253                245                 137
09/30/99                259                221                 207
12/31/99                383                222                 350
03/31/00                431                316                 444
06/30/00                374                306                 766
09/30/00                346                401                 595

                                                           For the fiscal years ended September 30,
                                                           ----------------------------------------
                                                12/06/95   1996     1997     1998     1999     2000
                                                --------   ----     ----     ----     ----     ----
Learning Tree International, Inc. Common Stock     100      308      358      160      207      595
Peer Group Index/(1)/                              100      185      273      257      221      401
NASDAQ Stock Exchange Composite Index              100      116      159      160      259      346

===============================================================================

(1) Peer Group index includes: Apollo Group, Inc.; SmartForce PLC; Computer Learning Centers, Inc.; DeVry, Inc.; ITT Educational Services, Inc. The Peer Group Index has been restated to exclude Wave Technologies International, Inc. since it was acquired during fiscal 2000 and is no longer publicly traded. The returns of each issuer within the Peer Group Index have been weighted according to such issuer's respective stock market capitalization at the beginning of the period presented.

                     COMPLIANCE WITH SECTION 16(a) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, as well as persons who own more than ten percent of the Company's Common Stock, to file with the Securities and Exchange Commission (the "SEC") initial reports of beneficial ownership and reports of changes in beneficial ownership of the Company's Common Stock. Directors, executive officers and greater-than-ten-percent stockholders are required by the SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

     Based solely on a review of copies of reports filed with the SEC and submitted to the Company and on written representations by certain directors and executive officers of the Company, the Company believes that all of the Company's directors and executive officers filed all required reports on a timely basis during the past fiscal year.

                             INDEPENDENT AUDITORS

     The Company's independent auditors for the fiscal year ended September 30, 2000 were Arthur Andersen LLP. The Board of Directors of the Company has not yet considered the selection of an auditor for the current fiscal year. It is anticipated that the Board will consider the selection and make a decision by August 1, 2001. A representative of Arthur Andersen LLP will be available at the Annual Meeting to respond to appropriate questions or make any other statements such representative deems appropriate.

                STOCKHOLDERS' PROPOSALS FOR 2001 ANNUAL MEETING

     Pursuant to the Rule 14a-8 of the Securities and Exchange Commission proposals by eligible stockholders, which are intended to be presented at the Company's Annual Meeting of Stockholders in 2002, must be received by the Company by October 3, 2001 in order to be considered for inclusion in the Company's proxy materials.

                                 OTHER MATTERS

     The Board of Directors is not aware of any matter to be acted upon at the Annual Meeting other than described in this Proxy Statement. Unless otherwise directed, all shares represented by the persons named in the accompanying proxy will be voted in favor of the proposals described in this Proxy Statement. If any other matter properly comes before the meeting, however, the proxy holders will vote thereon in accordance with their best judgments.

                                   EXPENSES

     The entire cost of soliciting proxies will be borne by the Company. Solicitation may be made by mail. The Company will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward soliciting material to the beneficial owners of the Company's Common Stock held of record by them and will reimburse such persons for their reasonable charges and expenses in connection therewith.

                         ANNUAL REPORT TO SHAREHOLDERS

     The Company's Annual Report for the year ended September 30, 2000 is being mailed to Shareholders along with this Proxy Statement. Item 7 - "Management's Discussion and Analysis of Financial Condition"; Item 8 - "Financial Statements and Supplementary Data"; and Item 9 - "Changes In and Disagreements With Accountants on Accounting and Financial Disclosures of the Annual Report" are incorporated by reference herein. The Annual Report is not to be considered part of the soliciting material except as incorporated by reference herein.

                              By Order of the Board of Directors,

                              /s/ DAVID C. COLLINS

                              David C. Collins, Ph.D.
                              Chairman of the Board and Chief Executive Officer

January 24, 2001

                                                                      Appendix A


                       Learning Tree International, Inc.
                            Audit Committee Charter

                                August 9, 2000


Statement of Policy
-------------------

The Audit Committee of the Board of Directors shall assist the directors in fulfilling their financial oversight responsibilities. Its primary function shall be to review the financial reporting process, the system of internal controls, the audit process and the Company's process for monitoring compliance with laws and regulations.

To assure the appropriate division of labor in corporate governance, the Audit Committee must draw a line between its oversight role and management's role in managing the affairs of the Company. The Audit Committee is intended to oversee, but not replace, management's own efforts. Accordingly, the Audit Committee will initiate reviews of the Company's financial reporting processes and systems, but it is the responsibility of management and the outside auditors to bring to the attention of the Audit Committee any failures, irregularities, or other problems within those processes and systems that may arise from time to time.

In performing its duties, the Audit Committee will seek to maintain free and open communication between the directors, the independent auditors, the internal auditors and the financial management of the Company. The Audit Committee is intended to provide an independent and, if necessary, confidential forum in which interested parties can freely discuss information and concerns.

Organization and Meetings
-------------------------

The Audit Committee shall be comprised of at least three directors. If at any time there are fewer than three directors, such lesser number will constitute the Audit Committee until the Board of Directors appoints a successor or successors. The members of the Audit Committee shall designate a Chair by majority vote of the full Committee membership.

Each director shall be an independent director, and free from any relationship that, in the opinion of the Board, would interfere with the exercise of his or her independent judgment as a member of the Audit committee. The term "independent" shall have the meaning contained in Rule 4200(a)(13) of the NASD Manual and Notices to Members. For purposes of convenience only, a copy of the rule as it exists on the date hereof is attached to this document.

All Audit Committee members will have the ability to read and understand financial statements and at least one member will have or have had prior experience in accounting or related financial management.

The Audit Committee will meet at least two times a year, or more frequently as circumstances dictate. As part of its job to foster open communication, the Committee should meet at least annually with management and the independent auditors in separate sessions to discuss any matters that the Audit Committee or either of these groups believe should be discussed privately.

Responsibilities
----------------

In carrying out its responsibilities, the Audit Committee believes its policies and procedures should remain flexible in order to be able to best react to changing conditions, and to help ensure that the corporate accounting and reporting practices of the Company meet or exceed all applicable legal and business standards.

In carrying out these responsibilities, the Audit Committee will:

 .    Obtain the approval of the full Board of Directors of this Charter, and review/reassess this charter at least annually or as conditions dictate.

 .    Review and recommend to the directors the independent auditors to be selected to audit the financial statements of the Company and its divisions and subsidiaries, considering independence and effectiveness and approve the fees and other compensation to be paid to the independent accountants.

 .    On an annual basis, obtain from the independent auditors a written communication delineating all their relationships and professional services, as required by Independence Standards Board Standard No. 1, Independence Discussion with Audit Committees. In addition, review with the independent auditors the nature and scope of any disclosed relationships or professional services and take, or recommend that the Board of Directors take, appropriate action to ensure the continuing independence of the auditors.

 .    Have a clear understanding with the independent auditors that they are ultimately accountable to the Board of Directors and the Audit Committee, as the shareholders' representatives, and that the Board of Directors and the Audit Committee have the ultimate authority in deciding to engage, evaluate and, if appropriate, terminate their services.

 .    Meet with the independent auditors and financial management of the Company to review the scope of the proposed audit, including the timing of the audit, the procedures to be utilized and the adequacy of the independent auditors' compensation. At the conclusion of the audit process, review findings with the independent auditors.

 .    Review the performance of the Company's financial and accounting personnel with the independent auditors, as well as the adequacy and effectiveness of the accounting and financial controls of the Company. Elicit any recommendations for the improvement of such internal controls or particular areas where new or more detailed controls or procedures are desirable.

 .    Review communications received by the Company from regulators and other legal and regulatory matters that may have a material effect on the financial statements or on the Company's compliance policies, as provided by Management.

 .    Inquire of management and the independent auditors about significant areas of risk or exposure and assess the steps management has taken to minimize such risks.

 .    Review with financial management and the independent auditors (i) the financial statements contained in the annual report to shareholders to determine that the independent auditors are satisfied with the disclosure and content of the financial statements to be presented to the shareholders; (ii) significant financial reporting issues and practices, including changes in or adoptions of accounting principles and disclosure practices, review significant period-end adjustments and any other matters required to be communicated to the Audit Committee by the auditors; and
     (iii) the quality, not just acceptability, of accounting principles and the clarity of the financial disclosure practices used or proposed to be used and particularly, the degree of aggressiveness or conservatism of the Company's accounting principles and underlying estimates and other significant decisions made in preparing the financial statements.

 .    Management and the independent auditors will review with the Audit
     Committee Chair the interim financial reports before they are filed with the Securities and Exchange Commission or other regulators.

 .    Provide an opportunity, at least annually, for the independent auditors and management to meet separately with the Audit Committee without members of the other group present. Among the items to be discussed in these meetings are the independent auditors' evaluation of the Company's financial accounting and auditing personnel and the cooperation that the independent auditors received during the course of the audit.

 .    Review accounting and financial human resources and succession planning within the Company.

 .    Report the results of the annual audit to the Board of Directors and, if requested by the Board, invite the independent auditors to attend the full Board of Directors' meeting to assist in reporting the results of the annual audit or to answer the directors' questions.

 .    Submit the minutes of all meetings of the Audit Committee to, or discuss the matters discussed at each committee meeting with, the Board of Directors.

 .    Investigate any matter brought to its attention within the scope of its duties with the power to retain outside counsel, accountants, or others for this purpose to assist it in its investigation.

 .    Confirm in writing to the NASD annually or with respect to any changes on the Audit Committee regarding independence, financial capabilities and the annual review and reassessment of the Audit Committee Charter.

 .    Disclose in the Company's Proxy Statement the Audit Committee Charter and
     affirmation as to the Committee satisfying their responsibilities during the year in compliance with the Charter. The Charter will be included in the Proxy Statement every three years or when significant amendments are made to it.

 .    Consider such other matters in relation to the financial affairs of the
     Company and its accounts, and in relation to the external audit of the Company, as the Audit Committee may, in its discretion, determine to be advisable.

Approved by the Board of Directors and the Audit Committee as of August 9, 2000.

/s/ Michael W. Kane                     /s/ David C. Collins
----------------------------            ----------------------------------
Chairman, Audit Committee               Chairman of the Board of Directors

                       LEARNING TREE INTERNATIONAL, INC.
       Proxy for Annual Meeting of Stockholders to be held March 2, 2001

     The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders of Learning Tree International, Inc. ("Learning Tree") dated January 24, 2001 and the accompanying Proxy Statement relating to the above-referenced Annual meeting, and hereby appoints David C. Collins or Eric R. Garen, with full power of substitution in each, as attorneys and proxies of the undersigned.

     Said proxies are hereby given authority to vote all shares of Common Stock, $.0001 par value, of Learning Tree which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of Learning Tree, to be held at 10:00 a.m., local time, on Friday, March 2, 2001, at the Sheraton Gateway Hotel, 6101 West Century Boulevard, Los Angeles, California 90045, and at any and all adjournments or postponements thereof (the "Annual Meeting") on behalf of the undersigned on the matters set forth on the reverse side hereof and in the manner designated thereon.

     The Board of Directors of Learning Tree solicits this proxy, and when properly executed, the shares represented hereby will be voted in accordance
with the instructions in this proxy.   If no direction is made, this proxy will
be voted FOR the election of all nominees named as Directors of Learning Tree on the reverse side hereof.

 PLEASE DATE AND SIGN ON THE REVERSE SIDE AND RETURN THIS PROXY CARD PROMPTLY
                           IN THE ENCLOSED ENVELOPE.

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.    DETACHAND RETURN THIS PORTION ONLY.

LEARNING TREE INTERNATIONAL

Vote on Directors

Election of Three (3) Class III Directors:                       For    Withhold    For All To Withhold Authority to vote for any
                                                                 All      All       Except: nominee, mark "For All Except" and write
                                                                                            the nominee's number on the line below:

                                                                                    ________________________________________________

NOMINEES:      01)  David C. Collins
               02)  Eric R. Garen
               03)  Gary R. Wright


Note: Please date and sign exactly as your name(s) appear on this proxy card. If shares are registered in more than one name, all such persons should sign.
A corporation should sign in its full corporate name by a duly authorized officer, stating his title. When signing as attorney, executor, administrator, trustee or guardian, please sign in your official capacity and give your full
title as such.   If a partnership, please sign in the partnership name by an authorized person.

In their discretion, the proxies are authorized to vote "FOR" the election of such substitute nominee(s) for directors as the Board of Directors of the Company shall select, and upon other such matters as may come before the Annual Meeting.


___________________________________     ________________________________________
Signature (PLEASE SIGN)      Date        Signature (Joint Owners)      Date